Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (No. 333-175162) of Exelon Corporation of our report dated June 26, 2012 relating to the financial statements and supplemental schedule of Constellation Energy Group, Inc. Employee Savings Plan, which appears in the Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

June 26, 2012